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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    Form 8-K

                                 CURRENT REPORT

               Pursuant to Section 13 or 15 (d) of the Securities
                              Exchange Act of 1934


Date of Report (date of earliest event reported)      July 11, 1996
                                                --------------------------------


                                 BESTWAY, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                  0-8569               81-0332743
- --------------------------------------------------------------------------------
(State of other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                              Identification
                                                               Number)


7800 N. Stemmons, Suite 320, Dallas, Texas                     75247
- --------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code (214) 630-6655
                                                          ---------------


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         (a) Pursuant to the Agreement for the Purchase and Sale of Assets by and among Bestway, Inc., a Delaware corporation (the "Company"), REJA, Inc., a privately-owned Arkansas corporation ("REJA"), and Gus Blass III, Tucker Morse,
D. Eugene Fortson, Warren Stephenson and Rod Reed, the Company, on July 1, 1996, acquired substantially all of the assets of REJA. The assets acquired by the Company include, among other things, REJA's idle inventory, rental contracts, vehicles, store furniture and fixtures, computers and leasehold improvements. In addition, the Company assumed the leases for eight of REJA's former store locations.

         The Company will deliver to REJA 132,000 shares of the Company's voting common stock, $.01 par value per share, and $500,000, as the aggregate purchase price in connection with the acquisition.

         (b) The equipment and other physical property acquired from REJA in connection with its business will continue to be used by the Company for the same purpose.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA

         (a)  Exhibits

              2.1       Plan of acquisition
                        Filed herewith as "Exhibit 2.1"
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                BESTWAY, INC.
                                       ---------------------------------
                                                (Registrant)


Date:  July 11, 1996                   By:  /s/ Beth A. Durrett
       -------------                      ------------------------------
                                            Beth A. Durrett
                                            Vice President/Controller
                                            of the Registrant




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                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                   DESCRIPTION
- -------                  -----------
  2.1         -  Plan of Acquisition
